Exhibit 99.1
Premier Exhibitions, Inc. Restructures Key Promoter Relationship, Assumes Full Control over its
New York City Bodies Exhibition, and Converts Notes to Equity
Atlanta, Georgia, October 1, 2009 — Premier Exhibitions today announced it has finalized new terms in its agreements with promoters of its human anatomy exhibitions, allowing Premier to continue its relationship with S2BN Entertainment Corporation and its principal, Michael Cohl, with whom Premier has shared a long and fruitful business relationship.
In a related recent development, Premier and JAM Exhibitions, Ltd. have settled to their mutual satisfaction litigation initiated in July, 2009 by Premier in New York, in a manner that results in Premier terminating its business ties with JAM, obtaining full ownership and operating rights to “Bodies...The Exhibition” in New York City, among the Company’s most lucrative exhibitions to date, and retaining 100% of the net revenues derived from the operation of that property.
Christopher Davino, President and CEO of Premier, commented, “We are thrilled to be strengthening our relationship with Michael Cohl and S2BN, a first class concert and live event promoter with operations worldwide. In addition to streamlining and restructuring our Bodies exhibition business internationally, we hope to pursue broader strategic partnerships with S2BN, including exploring opportunities to jointly develop and exploit other exhibition properties. New management continues to follow through on our commitment to evaluating Premier’s strategic partners, and we believe that this new arrangement will be mutually beneficial to the parties in a number of ways, including affording Premier the freedom to present exhibitions ourselves internationally.”
Highlights of the New Agreement
The new arrangement, which has been the subject of months of negotiation, generally provides:
o	Premier obtains sole possession of and operating rights to its New York Bodies exhibition, and retains 100% of the revenue and profits from that exhibition.

o	Premier has rights to present between five and fifteen human anatomy exhibitions itself in the European, Asian and other territories previously reserved exclusively for JAM/S2BN.

o	The remaining options for S2BN to jointly present additional exhibitions with Premier are exercisable at the discretion of S2BN, and moneys owed for any such options will be paid as those shows occur.

o	S2BN has an additional six months to exercise each of its remaining options.

o	If S2BN elects not to proceed with any option, Premier will be free to expand upon its existing international presentation rights, and to jointly present exhibitions worldwide with the numerous other third party international promoters with whom Premier already has successful working relationships in connection with its other properties.

The new agreement with S2BN is available for review in a Form 8-K filed today with the SEC.
Notes Converted to Common Stock
Premier also reported that it has elected to convert the $12 million in outstanding convertible notes to common stock, consistent with the terms ratified by a majority of shareholders on August 6, 2009. John Stone, Chief Financial Officer of Premier Exhibitions commented, “We are generally pleased with the direction the company is moving. Our cash balance as of yesterday was in excess of $12 million and we have no debt.”
2Q10 Conference Call Information
Company management will host its second quarter fiscal 2010 conference call on October 8, 2009 at 8:00 a.m. (EST). Interested parties can access the call by dialing 1 (877) 874-1570 in the U.S. and 1 (719) 325-4839 internationally. Callers should reference confirmation code 5123143. A transcript of the conference call will be made available on the Company’s website: www.prxi.com.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve certain risks and uncertainties. The actual results or outcomes of Premier Exhibitions, Inc. may differ materially from those anticipated. Although Premier Exhibitions believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any such assumptions could prove to be inaccurate. Therefore, Premier Exhibitions can provide no assurance that any of the forward-looking statements contained in this press release will prove to be accurate.
In light of the significant uncertainties and risks inherent in the forward-looking statements included in this press release, such information should not be regarded as a representation by Premier Exhibitions that its objectives or plans will be achieved. Included in these uncertainties and risks are, among other things, fluctuations in operating results, general economic conditions, uncertainty regarding the results of certain legal proceedings and competition. Forward-looking statements consist of statements other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as “may,” “intend,” “expect,” “will,” “anticipate,” “estimate” or “continue” or the negatives thereof or other variations thereon or comparable terminology. Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Premier Exhibitions’ most recent Annual and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Premier Exhibitions does not undertake an obligation to update publicly any of its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Investor Contact:
John Stone
Chief Financial Officer
404.842.2600
john.stone@prxi.com